UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Citizens First Corporation
(Exact name of registrant as specified in its charter)

Kentucky	61-0912615
(State of incorporation or organization	(I.R.S. Employer Identification No.)

1065 Ashley Street, Suite 200, Bowling Green, KY	42103
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-137147
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

This Registration Statement relates to the Common Stock ("Common Stock"), no par value, of Citizens First Corporation, a Kentucky corporation (the "Registrant").

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock of the Registrant is included in a prospectus relating to the Registrant’s Registration Statement on Form SB-2 (File No. 333-137147) filed with the Securities and Exchange Commission on September 6, 2006, pursuant to the Securities Act of 1933, as amended on October 2, 2006 and October 10, 2006, or as subsequently amended (the “Prospectus”). The description of the Common stock contained in the Prospectus under the heading “Description of Our Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

3.1	Restated Articles of Incorporation of Citizens First Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 (No. 333-103238)).
3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Citizens First Corporation (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 10-QSB dated June 30, 2004).
3.3	Amended and Restated Bylaws of Citizens First Corporation (incorporated by reference to Exhibit 3 of the Registrant’s Form 8-K filed April 24, 2006).
4.1	Restated Articles of Incorporation of Citizens First Corporation, as amended (see Exhibit 3.1).
4.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Citizens First Corporation (see Exhibit 3.2).
4.3	Amended and Restated Bylaws of Citizens First Corporation (see Exhibit 3.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CITIZENS FIRST CORPORATION
By: /s/ Mary D. Cohron Mary D. Cohron, President and Chief Executive Officer

Date: November 2, 2006

Exhibit Index

3.1	Restated Articles of Incorporation of Citizens First Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 (No. 333-103238)).
3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Citizens First Corporation (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 10-QSB dated June 30, 2004).
3.3	Amended and Restated Bylaws of Citizens First Corporation (incorporated by reference to Exhibit 3 of the Registrant’s Form 8-K filed April 24, 2006).
4.1	Restated Articles of Incorporation of Citizens First Corporation, as amended (see Exhibit 3.1).
4.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Citizens First Corporation (see Exhibit 3.2).
4.3	Amended and Restated Bylaws of Citizens First Corporation (see Exhibit 3.3).

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